SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: August 22, 2003

PAVILION BANCORP, INC.
(Exact name of registrant as
specified in its charter)

Michigan (State or other jurisdiction of incorporation)	000-22461 (Commission File Number)	38-3088340 (IRS Employer Identification no.)

135 East Maumee Street Adrian, Michigan (Address of principal executive office)		49221 (Zip Code)

Registrant's telephone number, including area code: (517) 265-5144

Item 7. Financial Statements and Exhibits.

         Exhibit

         99.1 Press Release Dated August 22, 2003.

Item 9. Regulation FD Disclosure.

        On August 22, 2003, Pavilion Bancorp, Inc. issued a press release announcing the appointment of American Stock Transfer & Trust Company to provide transfer agent services effective September 1, 2003.

        The information in this Form 8-K and the attached Exhibit shall not be deemed filed for purposes of Section 18 of the Securities Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: August 22, 2003	PAVILION BANCORP, INC. (Registrant)
	By:	/s/ Loren V. Happel Loren V. Happel Chief Financial Officer

EXHIBIT INDEX

99.1       Press Release Dated August 22, 2003

EXHIBIT 99.1

For Immediate Release
August 22, 2003

News For:	Pavilion Bancorp, Inc.
Contact:	Douglas L. Kapnick, Chairman of the Board
Pamela S. Fisher, Corporate Secretary
(517) 266-5054
pfisher@pavilionbancorp.com

Pavilion Bancorp Appoints Transfer Agent

ADRIAN, MICHIGAN: The Directors of Pavilion Bancorp, Inc., the parent company of the Bank of Lenawee and the Bank of Washtenaw, have announced the appointment of American Stock Transfer & Trust Company (AST) to provide transfer agent services effective September 1, 2003.

AST’s services include stock transfers, dividend disbursements, direct deposit for dividend checks, distribution of annual meeting information, management of proxy voting and toll-free calling to AST customer service representatives.

As of September 1, all communications involving stock transfers and dividend checks should be directed to American Stock Transfer representatives by calling (800) 937-5449 or through AST’s Web site, www.amstock.com.

Pavilion Bancorp, Inc. is traded on the OTC Bulletin Board under the symbol PVLN.
Stifel Nicolaus, of Columbus, Ohio, is the primary market maker in the stock.